EXHIBIT 10.12
                       TERM LOAN NOTE
                   Gaithersburg, Maryland
$________            _______ ___, 19__


       FOR VALUE RECEIVED, ____________ (hereinafter called the "Maker"), promises to pay to the order of ACE*COMM Corporation (hereinafter, together with all subsequent holders of this Note, called the "Payee") the principal sum of __________ _________________ Dollars ($__________),
together with interest on the unpaid principal balance hereof from time to time outstanding, at a fixed rate of interest equal to 5.9% per annum, said principal and interest being due and payable in full _______ ___, 19__, if not earlier paid.

       Any payment required to be made hereunder (including any payment of interest and/or principal) which is not made on the date that the same becomes due and payable shall continue as an obligation of the Maker until it is fully paid. The Maker shall also pay, promptly upon demand, all costs of collection, including reasonable attorneys' fees if this Note is referred to an attorney for collection after default, whether or not any action shall be instituted to enforce or collect this Note. Time is of the essence hereof for all purposes.

       All payments on this Note shall be applied first to the payment of accrued but unpaid interest, and any remainder shall be applied to reduction of the principal balance hereof. The rate of interest hereon shall be calculated on the basis of a 360-day year factor applied to actual days elapsed All payments hereunder shall be payable in lawful money of the United States of America and shall be made to the Payee in immediately available funds at the office of its corporate headquarters, or at such other address as the Payee may from time to time designate in writing to the Maker.

       The Maker shall have the right and privilege to prepay this Note, in whole or in part without any penalty for prepayment.

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       The Maker and any endorsers or guarantors hereof
severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereof. From time to time, without affecting the obligation of the Maker to pay the outstanding principal balance of this Note and to observe the covenants of the Maker contained herein, without affecting the duties and obligations of any endorser hereto, without affecting the duties and obligations of any guarantor hereof, without giving notice to or obtaining the consent of the Maker or any endorser hereto or guarantor hereof, and without liability on the part of the Payee, the Payee may, at the option of the Payee, extend the time for payment of interest hereon and/or principal hereof, reduce the payments hereunder, release anyone liable on this Note, accept a renewal of this Note, modify the terms and time of payment of this Note, join in any extension or subordination or exercise any option or election hereunder, modify the rate of interest or period of principal repayment or principal due date of this Note or exercise any option or election hereunder. No one or more of such actions shall constitute a novation.

       The acceptance by the Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time, or nullify any prior exercise of any such option without the express written consent of the Payee.

       This note shall be governed by and construed according to the laws of the State of Maryland, without regard to principles of conflict of laws.

       Any attorney at law may appear in any court of record in the State of Maryland or in the United States, after demand on this Note, and waive the issuing of service of process and confess a judgment against the Maker in favor of the Payee for the amount then appearing due hereunder, together with interest, costs of suit and attorneys' fees in
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the amount of 15% of the amount due hereunder, and thereupon release all errors and waive all right of appeal.

       Executed under seal in the County of Montgomery, Maryland, and intending this Note to be a sealed instrument, as of the date and year first above written.


ATTEST or WITNESS:


________________________        _________________________



By:______________________(SEAL)
                                      Name:
                                      Title: